COMMON STOCK PURCHASE WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

BAETA CORP.

COMMON STOCK PURCHASE WARRANT

1.           Issuance; Certain Definitions.  In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by BAETA CORP. (the “Company”), Charter Capital Resources, Inc., a Delaware limited liability company (the “Holder”), is hereby granted the right to purchase at any time until 5:00 p.m., New York City time, on April 8, 2015, up to Four Hundred Thousand (400,000) fully paid and nonassessable shares of the Company's common stock (the “Common Stock”), at an exercise price of $0.25 cents per share (the “Exercise Price”), subject to adjustment as set forth herein.

2.           Exercise of Warrants.

2.1           Method of Exercise.

(a)
This Warrant is exercisable in whole or in part at any time and from time to time.  Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached hereto) as provided in this paragraph.  The date such Notice of Exercise is faxed to the Company shall be hereinafter defined as the “Exercise Date,” provided that the Holder of this Warrant tenders this Warrant to the Company within five (5) business days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Certificate(s) representing the Shares being purchased shall be promptly delivered to the Holder or Holder’s assignees, but in no event less than (10) days, after the rights represented by this Warrant have been so exercised.

(b)
If the Holder elects to exercise this Warrant by means of a  “cashless” exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock computed using the following formula:

X =	Y (A-B)
                                                               A

For purposes of this formula, the following applies:

X=	the number of shares of Common Stock to be issued to the Holder

Y=
the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A=	the Market Price as of the date of exercise

B=	the Exercise Price as of the date of exercise

For the purposes of this Warrant, the term “Market Price” shall be the closing price of the Common Stock as reported by the exchange or quotation service on which the Common Stock is trading or quoted for trade, as the case may be, for the relevant date.

(c)
If the Notice of Exercise form elects a “cash” exercise, the Exercise Price per share of Common Stock for the shares of Common Stock then being purchased shall be payable either in cash or by certified or official bank check made payable to the Company.

(d)	The Holder shall be deemed to be the holder of the Common Stock issued in accordance with the provisions of this Section 2.1 on the Exercise Date.

3.           Reservation of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance upon the full exercise of this Warrant (the “Warrant Shares”).

4.           Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a duplicate Warrant and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.           Rights of the Holder.  The Holder shall not, by virtue of holding the Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.           Protection Against Dilution and Other Adjustments.

6.1           Adjustment Mechanism.  If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock which Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock which Holder is entitled to purchase before adjustment multiplied by the total Exercise Price immediately before adjustment.

6.2           Capital Adjustments.  In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company prior to the full exercise of this Warrant or its applicable portion, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the exercise date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

6.3           Spin Off.  If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity to be issued to security holders of the Company, then the Company shall notify the Holder at least thirty (30) days prior to the record date with respect to such Spin-Off.

6.4           Dissolution, Liquidation.  In case of the voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 6.2 above) is at any time proposed, the Company shall give at least thirty (30) days prior written notice to the Holder.  Such notice shall contain:  (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions.

6.5           Notice of Adjustment.  Upon the occurrence of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Company shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

7.           Rights of Holder.  The Company shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to such holders.  This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Company.  No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised.  Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above.  Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Company attaching to the purchased shares of Common Stock.

8.           Exchange for Other Denominations.  This Warrant is exchangeable, on its surrender by the Holder to the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares of Common Stock issuable upon the exercise of this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

9.           Transfer to Comply with the Securities Act.  This Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares.  Except for transfers to officers, employees and affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

10.           Payment of Taxes.  The Company shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

11.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, four days after the date of deposit in the United States mails.

12.           Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

13.           Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of Delaware.  The Company and each Purchaser hereby submit to the jurisdiction of any state court of competent jurisdiction in and for New York, or in the United States District Court for New York in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the securities action or proceeding may be heard and determined in any such court;  agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other party with respect thereto; and agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

14.           Jury Trial Waiver.   The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

15.           Counterparts; Facsimile Signatures.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Warrant or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Warrant or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

16.           Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the 8th day of April, 2010.

BAETA CORP.

/s/ Leonid Pushkantser

By:

Name:	Leonid Pushkantser

Title:	Chief Executive Officer, Director

BAETA CORP.
Form of Transfer

(To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below :

Names of Assignee	Address	Taxpayer ID No.	Number of shares subject to transferred Warrant

The undersigned registered holder further irrevocably appoints ____________________ _______________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.

Date:______________________________	___________________________________
Signature

BAETA CORP.
Exercise Form

(To be executed by the Holder to purchase
Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of BAETA CORP.

The undersigned herewith tenders payment for those shares in the following manner (please check type, or types, of payment and, if checking both types, indicate the portion of the Exercise Price to be paid by each type of payment):

____     Exercise for Cash

____     Cashless Exercise

The undersigned requests that (1) a certificate for the shares be issued in the name of the undersigned and (2) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date:______________________________	___________________________________
Signature